Exhibit 1
                                                                       ---------

                   Amended and Restated Joint Filing Agreement

This Amended and Restated Joint Filing Agreement, dated as of November 25, 2009 among Pinetree Resource Partnership ("Pinetree Resource"), Pinetree Capital Investment Corp. ("PCIC"), Emerald Capital Corp. ("Emerald"), Pinetree Capital Ltd. ("Pinetree Capital") and Sheldon Inwentash ("Inwentash" and, together with Pinetree Resource, PCIC, Emerald and Pinetree Capital, the "Parties"), amends and restates the Joint Filing Agreement among Pinetree Resource, Genevest Ltd., Emerald, Pinetree Capital Ltd. and Inwentash dated as of April 26, 2006.

Each of the Parties hereto represents to the other Parties that it is eligible to use Schedule 13G to report its beneficial interest in shares of common stock, $0.0001 par value per share, of Bontan Corporation ("Schedule 13G") and it will file the Schedule 13G on behalf of itself.

Each of the  Parties  agrees  to be  responsible  for the  timely  filing of the
Schedule 13G and any and all amendments thereto and for the completeness and accuracy of the information concerning itself contained in the Schedule 13G, but not for the completeness or accuracy of the information concerning the other Parties except to the extent it knows or has reason to believe that any information about the other Parties is inaccurate.


                                        PINETREE RESOURCE PARTNERSHIP

                                        By:  /s/ Larry Goldberg
                                             ------------------
                                             Name:  Larry Goldberg
                                             Title: Authorized Signing
                                                    Officer


                                        PINETREE CAPITAL INVESTMENT CORP.

                                        By: /s/ Larry Goldberg
                                            ------------------
                                            Name:  Larry Goldberg
                                            Title: Chief Financial Officer


                                        EMERALD CAPITAL CORP.

                                        By: /s/ Sheldon Inwentash
                                            ---------------------
                                            Name:  Sheldon Inwentash
                                            Title: President


                                        PINETREE CAPITAL LTD.

                                        By: /s/ Larry Goldberg
                                            ------------------
                                            Name: Larry Goldberg
                                            Title:Executive Vice President
                                                  and Chief Financial Officer


                                        /s/ Sheldon Inwentash
                                        ---------------------
                                        Sheldon Inwentash


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